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Exhibit 10.2

PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION AWARD
LTI Program

Unless otherwise defined herein, the terms defined in the 2005 Equity Incentive Plan shall have the same defined meanings in this Notice of Stock Option Award and the attached Stock Option Award Terms, which is incorporated herein by reference (together, the "Award Agreement").
Participant (the "Participant")

______________________________
Grant
The undersigned Participant has been granted an Option to purchase Common Stock of PAR Technology Corporation (the "Company"), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	Total Exercise Price	$
Vesting Commencement Date	Type of Option	☐Incentive Stock Option
Exercise Price per Share		☐Nonstatutory Stock Option
Total Number of Shares Granted	Term/ExpirationDate

E-2

Vesting Schedule:
This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
Number of Months (or years) of Service	% of Grant (or # of Shares) Vested and Exercisable

Notwithstanding the Vesting Schedule above, this Option shall be fully vested and exercisable with respect to 100 percent of the shares that are the subject of this Option if the Participant is engaged in an Employment/Other Relationship ("Relationship") with the Company on the effective date of a Change in Control of the Company.
Vesting of this Option shall cease upon termination of the Relationship of the Participant with the Company.

Participant __________________________________	PAR Technology Corporation __________________________________
Signature __________________________________	By: Paul B. Domorski Title: CEO & President
Print Name __________________________________ __________________________________ Residence Address

PAR TECHNOLOGY CORPORATION
STOCK OPTION
AWARD TERMS

1.	Grant of Option. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant an option (the "Option") to purchase the number of Shares set forth in the Notice of Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), and subject to the terms and conditions of the 2005 Equity Incentive Plan (the "Plan"), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Stock Option Award Agreement, the terms and conditions of the Plan shall prevail.
If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 limitation rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").
2.  Exercise of Option.
i.	Right to Exercise. This Option may be exercised during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement.
ii.	Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), the Participant's agreement to be subject to a right of first refusal with respect to Exercised Shares and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.
No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
3.	Termination. To the extent then vested, this Option shall be exercisable for 90 days after Participant ceases to be an employee; provided, however, if the Relationship is terminated by the Company "for Cause" (as defined in the Plan), the provisions of Section 9 below shall apply. However, in no event may Participant exercise this Option after the Term/Expiration Date as provided above.

4.	Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
5.	Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law, including without limitation securities laws or the Company's Insider Trading Policy.
6.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, Committees, heirs, successors and assigns of the Participant.
7.	Term of Option. This Option may be exercised only within the Term set out in the Notice of Stock Option Award which Term may not exceed ten (10) years from the Date of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.
8.	Restrictions on Transfers of Exercised Shares.
i.	Subject to the Company's right of first refusal described in Section 8(ii) below, Exercised Shares may be sold or transferred as follows:
a.  Exercised Shares may be sold or transferred in such number as the Company reasonably estimates will be sufficient to provide the Participants with enough after-tax cash to pay income and employment taxes that become due as a result of the exercise of the Option;
b.  ____ percent (___%) of the Exercised Shares that remain after the sale or transfer described in (a) above may be sold or transferred at the Participant's discretion; and
c.  _____ percent (___%) of the Exercised Shares that remain after the sale or transfer described in (a) above may be sold or transferred at the Participant's discretion upon the earliest of:

I.	the first anniversary of the date of termination of the Relationship of the Participant with the Company,
II.	the Participant's death, or
III.	the closing of a Change in Control.
ii.	Prior to the Participant's intended disposition or transfer of any Exercised Shares that are no longer subject to the holding periods described in Section 8(i) above, the Participant shall provide advance written notice of such intended disposition or transfer to the Company. Such advance written notice shall be provided at least 10 days but not more than 20 days in advance of the intended disposition or transfer. The Company shall have seven days following its receipt of the Participant advance notice during which the Company may elect to purchase the Exercised Shares that the Participant intends to dispose of or transfer. If the Company elects to purchase such Exercised Shares, the Company shall provide the Participant with written notice of the Company's election to purchase the Exercised Shares and shall complete the purchase within five business days of the Company's notice of its election. The per share purchase price for the Exercised Shares purchased by the Company shall equal the average of the closing prices for a share of the Company's Common Stock on the five trading days that immediately precede the date the purchase is completed. The Participant (or his estate or escrow agent) shall tender to the Company at its principal offices the certificate or certificates, if applicable, representing the Exercised Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Exercised Shares to the Company. If ownership of the Exercised Shares is reflected in book form (or in any other form of un-certificated ownership), the Participant shall execute and provide any and all such documentation or other authorization suitable for the transfer of such Exercised Shares to the Company.
9.	Forfeiture and Return of Acquired Shares.
i.	Termination for Cause. If the Relationship between the Participant and the Company is terminated by the Company "for Cause" (as defined in the Plan), this Option shall immediately terminate and the Company shall have the right to repurchase (in accordance with the procedure described in Section 8(ii) above, except that the per share purchase price shall be the stated par value for each share of Exercised Share purchased) any or all of the Exercised Shares.

ii.	Restrictive Covenants. In consideration for the grant of this Option, the Participant agrees as follows:
a.
Confidentiality. Participant agrees that he shall not, without the prior written consent of the Company, disclose or use in any way, either during employment by the Company or thereafter, except to perform services as an

b.
employee or director of the Company, any confidential business or technical information or trade secret that is not in the public domain acquired in the course of employment by the Company. Participant acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that the Company shall be entitled to temporary preliminary and permanent injunctive relief to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages. Participant covenants to use his best efforts to prevent the publication or disclosure of any trade secret or confidential information that is not in the public domain concerning the business or finances of the Company or the Company's affiliates, or any of its or their dealings, transactions or affairs which may come to his knowledge in the pursuance of his duties or employment.

c.
Non-Competition. While Participant is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Participant shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in providing services or products to or on behalf of, any of the Company's direct competitors (which include, by way of example and not limitation, ____________________________) in any way, in any jurisdiction(s) in which the Company (inclusive of any group, affiliate, division or subsidiary of the Company) operates, has clients or customers, or otherwise conducts or is engaged in business, whether within or outside the United States; provided, however, that ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

d.
Non-Solicitation. While Participant is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Participant shall not directly or indirectly solicit (other than on behalf of the Company) business or contracts for any products or services of the type provided, developed or under development by the Company during employment by the Company, from or with (x) any person or entity which was a customer of the Company for such products or services as of, or within 24 months prior to, the date of termination of employment with the Company, or (y) any prospective customer which the Company was soliciting as of, or within 24 months prior to, termination. Additionally, while Participant is employed by the Company, and for a period of two years after employment with the Company ends for any reason, Participant will not directly or indirectly contract with any such customer or prospective customer for any product or service of the type provided, developed or which was under development by the Company during employment with the Company. Participant will not at any time knowingly interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company was involved or was contemplating during Participant's employment

e.	with the Company, including but not limited to relationships with investors, prospective investors, customers, prospective customers, agents, contractors, vendors, service providers and suppliers.
f.
Non-Recruitment. While Participant is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Participant shall not, directly or indirectly, solicit, recruit or hire, or in any manner assist in the hiring, solicitation or recruitment, of any individual who is or was an employee of the Company, or who otherwise provided services to the Company, within 24 months prior to the termination of Participant's employment with the Company.

If the Participant violates any of the restrictive covenants described in this Section 9(ii) or in any policy of the Company, then in addition to any other legal and equitable remedies (including injunctive relief) that may be available to the Company, this Option shall immediately terminate and the Company shall have the right to repurchase (in accordance with the procedure described in Section 8(ii) above, except that the per share purchase price shall be the stated par value for each share of Exercised Share purchased) any or all of the Exercised Shares.
iii.	Return of Exercised Shares and Excess Profits. To the extent that the Company's Board of Directors determines that the Participant has profited or has the potential to profit from the disposition of Exercised Shares and that such profit was/may be based on materially inaccurate financial information about the Company during the period the Participant is/was in a Relationship with the Company, the Participant agrees to return all affected Exercised Shares, plus the excess of the profit actually gained from the disposition of Exercised Shares over the profit the Participant would have gained had there been no materially inaccurate financial information. The Participant agrees to return affected Exercised Shares, plus the gross amount of any such excess profit, to the Company within 10 business days of the Board of Directors' demand. Within 10 business days of the Company's receipt of returned Exercised Shares, and the gross excess profit, the Company shall pay to the Participant the par value for each share of returned Exercised Shares.
10.	United States Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the United States federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
i.	Exercise of ISO. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.
ii.	Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
iii.	Disposition of Shares. In the case of a Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for at least one year after exercise and for at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Incentive Stock Option Shares were held.
iv.	Notice of Disqualifying Disposition of Incentive Stock Option Shares. If this Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.
v.	Withholding. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the grant of this Option, the exercise of this Option, the lapse of a restriction placed on this Option or the Shares issued upon exercise of this Option, or at other times. The Company may require, at such time as it considers appropriate, that the Participant pay the Company the amount of any taxes which the Company may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Company. In its discretion, the Company may withhold Shares to be received upon exercise of this Option or offset against any amount owed by the Company to the Participant, including compensation amounts, if in its sole discretion it deems this to be an appropriate method for withholding or collecting taxes.

11.	Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
12.	No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

EXHIBIT A
2005 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13413

Attention: President
1.	Exercise of Option. Effective as of today, ______________, 20__, the undersigned ("Participant") hereby elects to exercise Participant's option to purchase _________ shares of the Common Stock (the "Shares") of PAR Technology Corporation (the "Company") under and pursuant to the 2005 Equity Incentive Plan (the "Plan") and the Stock Option Award Agreement dated ____________, 20__ (the "Award Agreement").
2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.
3.	Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
4.	Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 3(c) of the Plan.
5.	Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
6.	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, Committees, successors and assigns.

7.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.
8.	Governing Law; Severability. This Agreement is governed by the laws of the state of the state of Delaware.
9.	Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan and the Award Agreement (including all exhibits) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
Participant _______________________________________	PAR Technology Corporation
Signature	By: ____________________________________
_______________________________________ Print Name _______________________________________ Residence Address	Title: CEO & President Address: 8383 Seneca Turnpike, New Hartford, NY 13413 _______________________________________ Date Received